MARTIN CURRIE MONTHLY INSIGHT At September 30, 2004 THE CHINA FUND, INC. (CHN) ASIAN DIRECT CAPITAL MANAGEMENT

IN BRIEF

Net asset value per share	US$	26.26
Market price	US$	29.89
Premium/(discount)		13.82%
Fund size	US$	264.8m

At September 30, 2004		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	4.8	2.6
One year	12.7	13.5

Past performance is not a guide to future returns.
Source: State Street Corporation. *Source for index data: MSCI.

MANAGER’S COMMENTARY

It has been a busy month for us in Shanghai. We met a horde of US institutional investors, many visiting for the first time to see whether they should start investing in China. Hopefully they will conclude in the affirmative. I am sure none of the visits were connected with Shanghai’s hosting of China’s first ever Formula One race. Sitting in the grandstand with ear-plugs inserted, the parallels between a Grand Prix and the Chinese economy became clear: lots of noise, objects travelling at high velocity and much confusion as to who is actually winning. The eventual winner, Burrichello, confidently predicted the emergence of future Chinese F1 champions based on the ferocity of driving on Shanghai’s roads. The latest barrage of statistics did clear the confusion a little; the markets took heart from the slowing pace of money growth (to 13.6%) and fixed asset investment (to 26.3%). CPI growth stayed at 5.3%, but this disguised some decline in the growth rate of food inflation (+13.9%), but a slight pick up in non-food inflation (+1.0%). The authorities subsequent reaction, backing away from any early rise in interest rates, indicates that the September CPI, to be announced in mid October, may dip. What inflation means in practical terms was illustrated by our recent visit to snack maker Want Want. In the first half its cost for rice increased by 62% year-on-year, sugar and palm oil by 20%, peas by 18% and potatoes and milk powder by 15%. This is part of a clear, politically-motivated transfer of wealth towards the neglected rural sector, which explains your Fund’s concentration of investments in this area.

With all the interim results now in, your Fund’s listed portfolio showed an average weighted net profit growth of 70% year-on-year in the first half on revenue growth of 42%. This contradicts the many articles appearing in the West about a China slow-down or hard landing. As Chang Siwei, vice-chairman of the National People’s Congress, succinctly commented about the administrative measures introduced earlier in the year: “We want to improve the effectiveness and efficiency of our investments. China doesn’t want to slow economic growth”. After a good recovery in late August, both the Hang Seng Index and the Taiwan Index traded sideways in September. H shares rallied as the threat of US and Chinese interest rate rises diminished. After touching a five-year low on September 13, the domestic A share market showed the sharpest rally. This was spurred by Premier Wen’s call to “accelerate implementation of the nine guidelines”, which, translated, was a message from Wen to his ministers to push ahead with capital market reform. The first result has been a veto given to minority shareholders on important votes — a significant development in a stockmarket still dominated by state-controlled enterprises.

INVESTMENT STRATEGY

Your Fund is 95.9% invested with holdings in 60 companies. With the Fund’s financial year-end approaching, our portfolio activity has largely been confined to booking losses to offset large realised gains taken earlier in the year. However, the fund did increase its stake in Chindex (CHDX US) (medical equipment distribution and hospital management) whose second hospital is due to open in Shanghai on October 21.

MESSAGE TO INVESTORS

As we approach the end of our financial year it seems likely that the company will pay a dividend in January, which is a result of profits taken early in the year. Dividends can be taken in cash or stock. Dividend shares will be issued at the greater of net asset value or a 5% discount to the market price. The Fund is currently trading at a 13.82% premium to net asset value.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

We are maintaining a high level of activity in the Direct Investment portfolio. On September 20 the Fund increased its investment in teco Optronics to around US$ 0.55 million by subscribing its pro-rata share in a rights issue. Investment proceeds will be used to expand production capacity as demand grows for technologically innovative OLED displays in consumer electronics. Tomoike and the Fund’s other direct investments continue to perform well.

The slow down of the PRC economy is creating opportunities to make investments in quality companies on unusually attractive terms. Though many economic statistics suggest the PRC Government will achieve a soft landing for the economy, this has not yet been achieved. We are therefore focusing our new deal activity on companies that are relatively unaffected by the direct measures to slow the economy, or where we can invest on valuations which discount the less optimistic expectations.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US $306.4m
Shares outstanding	10,081,913
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	22.1%	13.3%
Consumer discretionary	18.5%	6.7%
Information technology	15.1%	17.0%
Materials	9.2%	7.5%
Utilities	8.3%	8.9%
Financials	7.6%	31.9%
Consumer staples	6.2%	0.5%
Healthcare	3.2%	0.1%
Energy	2.9%	6.4%
Telecommunications	2.8%	7.7%
Other assets & liabilities	4.1%	—
Total	100.0%	100.0%

Source: State Street Corporation.

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	4.8	3.4
Year to date	0.3	-26.7
3 years (annualized)	30.6	44.4

Past performance is not a guide to future returns.

Source: State Street Corporation

DIRECT INVESTMENTS (4.9%)

Tomoike Industrial (HK) Ltd	Industrials	2.4%
Captive Finance	Financials	1.2%
Global E Business	Information technology	1.1%
teco Optronics	Information technology	0.2%

15 LARGEST LISTED INVESTMENTS (45.4%)

Chaoda Modern Agriculture	Consumer staples	5.4%
BYD	Industrials	3.7%
TCL International	Consumer discretionary	3.6%
Sohu.com	Information technology	3.3%
Shanda Interactive	Consumer discretionary	2.9%
Anhui Expressway	Utilities	2.9%
Comba Telecom Systems	Telecommunications	2.8%
Cathay Financial	Financials	2.7%
Shenzhen Expressway	Utilities	2.7%
Xinao Gas	Utilities	2.7%
China International Marine	Industrials	2.7%
China Metal Products	Materials	2.7%
Merry Electronics	Consumer discretionary	2.5%
Synnex Technologies	Consumer discretionary	2.4%
TPV Technology	Industrials	2.4%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	4.8	6.2	0.3	12.7	30.6	16.2	7.9
MSCI Golden Dragon	2.6	6.2	3.1	13.5	17.3	-1.0	n/a
Hang Seng Chinese Enterprise	8.3	8.4	-7.8	43.3	39.3	14.5	n/a

Past performance is not a guide to future returns.

Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.

Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

DIVIDEND HISTORY CHART

Income
Long-term capital gain
Short-term capital gain
Rate per share
2.0
1.5
1.0
0.5
0.0
0.91
0.61
0.09
0.08
0.05
0.08
0.11
0.0
0.13
0.21
1.78
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003

	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67
Short term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04

THE PORTFOLIO — IN FULL	AT SEPTEMBER 30, 2004

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					52.0%
Chaoda Modern Agriculture	682 HK	HK$2.6	43,089,900	14,366,800	5.4%
BYD	1211 HK	HK$23.7	3,225,000	9,801,426	3.7%
TCL International	1070 HK	HK$2.3	32,318,000	9,635,597	3.6%
Anhui Expressway	995 HK	HK$3.4	17,778,000	7,694,278	2.9%
Comba Telecom Systems	2342 HK	HK$3.8	15,356,000	7,384,491	2.8%
Shenzhen Expressway	548 HK	HK$2.7	21,494,000	7,235,320	2.7%
Xinao Gas	2688 HK	HK$4.0	13,976,000	7,124,120	2.7%
TPV Technology	903 HK	HK$4.9	9,968,000	6,295,431	2.4%
Golden Meditech	8180 HK	HK$1.6	27,900,000	6,046,473	2.3%
Solomon Systech	2878 HK	HK$2.0	20,698,000	5,374,828	2.0%
Weichai Power	2338 HK	HK$15.8	2,536,000	5,138,277	1.9%
Fountain Set	420 HK	HK$5.9	6,714,000	5,036,727	1.9%
Sinotrans	598 HK	HK$2.7	12,835,000	4,443,967	1.7%
Yanzhou Coal Mining	1171 HK	HK$10.1	3,146,000	4,074,659	1.5%
China Shipping Container Lines	2866 HK	HK$3.4	9,221,000	3,961,266	1.5%
Huaneng Power	902 HK	HK$6.3	4,494,000	3,630,654	1.4%
China Fire Safety	8201 HK	HK$0.5	50,380,000	3,197,971	1.2%
Weiqiao Textile	2698 HK	HK$12.7	1,854,500	3,020,242	1.1%
Proview International	334 HK	HK$1.6	13,644,000	2,799,451	1.1%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,354,009	0.9%
China Rare Earth	769 HK	HK$1.2	15,254,000	2,347,341	0.9%
Fujian Zijin Mining	2899 HK	HK$2.6	7,000,000	2,333,902	0.9%
Beiren Printing Machinery	187 HK	HK$2.5	7,000,000	2,266,578	0.8%
Ocean Grand Chemicals	2882 HK	HK$1.0	17,379,000	2,228,620	0.9%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.4	37,500,000	2,163,989	0.8%
Sino Golf	361 HK	HK$1.4	11,835,000	2,139,925	0.8%
Asia Aluminium	930 HK	HK$0.9	18,000,000	1,962,016	0.7%
Asia Zirconium	395 HK	HK$1.1	13,196,000	1,861,428	0.7%
TCL Communication	2618 HK	HK$1.1	8,783,200	1,238,958	0.5%
Arcontech	8097 HK	HK$0.2	18,386,000	407,891	0.2%
Hong Kong.com	8006 HK	HK$0.5	1,566,000	100,409	0.1%
Taiwan					29.7%
Cathay Financial	2882 TT	NT$64.0	3,862,000	7,273,926	2.7%
China Metal Products	1532 TT	NT$37.9	6,328,714	7,058,807	2.7%
Merry Electronics	2439 TT	NT$73.5	3,012,016	6,515,102	2.5%
Synnex Technologies	2347 TT	NT$48.5	4,465,604	6,373,802	2.4%
Taiwan Green Point	3007 TT	NT$97.0	2,155,749	6,153,845	2.3%
Fubon Financial	2881 TT	NT$31.2	5,453,952	5,007,749	1.9%
Polaris Securities	2854 TT	NT$17.1	9,407,587	4,734,248	1.8%
Cheng Shin Rubber	2105 TT	NT$41.6	3,305,974	4,047,337	1.5%
Taiwan Hon Chuan Enterprise	9939 TT	NT$29.6	4,387,403	3,821,870	1.4%
Chicony Electronics	2385 TT	NT$41.0	3,001,152	3,621,166	1.4%
Radiant Opto-Electronics	6176 TT	NT$64.5	1,890,000	3,587,552	1.4%
Asia Optical	3019 TT	NT$164.0	686,937	3,315,411	1.2%
Tripod Technology	3044 TT	NT$39.0	2,503,413	2,873,252	1.1%
Wintek	2384 TT	NT$38.6	2,421,104	2,750,283	1.0%
Data Systems Consulting	2447 TT	NT$21.9	4,237,987	2,731,369	1.0%
Taiwan FamilyMart	5903 TT	NT$51.0	1,567,231	2,352,230	0.9%
Vanguard International Semiconductor	5347 TT	NT$20.0	3,121,800	1,836,515	0.7%
Yieh United Steel	9957 TT	NT$15.7	3,500,000	1,615,068	0.6%
ET Internet Technology	2614 TT	NT$17.5	2,877,000	1,481,680	0.6%
Soft-World International	5478 TT	NT$51.5	933,457	1,414,745	0.6%
Singapore					0.2%
Autron	AAT SP	SGD0.3	2,795,000	431,468	0.2%
B shares					2.7%
China International Marine	200039 CH	HK$14.1	3,908,395	7,086,945	2.7%
New York					6.4%
Sohu.com	Sohu US	US$16.6	526,286	8,752,136	3.3%
Shanda Interactive	SNDA US	US$24.0	324,300	7,783,200	2.9%
Chindex International	CHDX US	US$9.0	69,987	629,883	0.2%
Direct					4.9%
Tomoike Industrial			825,000	6,332,614	2.4%
Captive Finance			2,000,000	3,045,000	1.2%
Global E Business			40,000	3,000,731	1.1%
teco Optronics			1,861,710	547,884	0.2%
Other assets & liabilities					4.1%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed- ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.